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Exhibit 5.1

May 27, 2021
The Cato Corporation
8100 Denmark Road
Charlotte, North Carolina 28723-5975
Re: Registration Statement on Form S-8 relating to the issuance of 250,000 shares of Class
A Common Stock under The Cato Corporation 2013 Employee

Stock Purchase Plan
(Amended and Restated as of April 1, 2021) (the “Plan”)
Ladies and Gentlemen:
We have acted as counsel to The Cato Corporation, a Delaware corporation

(the "Company"),
in connection with the preparation of a registration statement on Form

S-8 (the "Registration
Statement") to be filed with the Securities and Exchange Commission

(the "Commission") under
the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to
250,000 additional shares of the Company’s Class A Common Stock, $.033 par value (the
“Shares”) to be issued by the Company pursuant to the Plan.

In such capacity, we have examined original, certified, conformed, electronic, facsimile or photographic

copies, certified or otherwise identified to our satisfaction, of such records,
documents, certificates and instruments as we have deemed necessary and appropriate to
enable us to render the opinion expressed below. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons,

the authenticity of all
documents and certificates submitted to us as originals or duplicate originals, the conformity to
original documents and certificates of the documents and certificates submitted to us as
certified, conformed, electronic, facsimile or photographic copies,

the authenticity of the originals
of such latter documents and certificates, the accuracy and completeness of all statements
contained in all such documents and certificates, and the integrity and completeness of the
minute books and records of the Company to the date hereof.

As to all questions of fact
material to the opinion expressed herein that have not been independently established, we have
relied, without investigation or analysis of any underlying data, upon certificates and statements
of public officials and representatives of the Company.

Based upon the foregoing, it is our opinion that the Shares, if and when issued by the Company
in accordance with the terms and conditions of the Plan, and upon payment of the consideration
payable therefor (not less than par value) in accordance with the terms and conditions of the
Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized
and outstanding Shares.

The opinions expressed herein are limited to the General Corporation

Law of the State of
Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

The opinions expressed herein are contingent on the Registration Statement becoming effective
under the Act.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration

Statement. In
giving such opinion, we do not thereby admit that we

are acting within the category of persons
whose consent is required under Section 7 of the Act or the rules or regulations of the
Commission thereunder.
Very truly yours,
ROBINSON, BRADSHAW & HINSON, P.A.
/s/   Robinson, Bradshaw & Hinson, P.A.

ROBINSON, BRADSHAW & HINSON, P.A.

: robinsonbradshaw.com
Charlotte Office :

101 N. Tryon St., Ste. 1900, Charlotte, NC 28246
:

704.377.2536